SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               VAALCO ENERGY, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                               VAALCO ENERGY, INC.

                         4600 POST OAK PLACE, SUITE 309
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, JUNE 24, 1998

        Notice is hereby given that the Annual Meeting of the Stockholders of VAALCO Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 24, 1998 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, for the following purposes:

        (1) To elect a Board of Directors as follows:

               (a) The holders of Common Stock will elect two Class I directors to hold office for the ensuing year, one Class II director to hold office for the ensuing two years, and two Class III directors to hold office for the ensuing three years; and

               (b) The holders of Convertible Preferred Stock, Series A, will elect one Class I director to hold office for the ensuing year, one Class II director to hold office for the ensuing two years, and one Class III director to hold office for the ensuing three years.

        (2) To approve an amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of Common Stock.

        (3) To ratify the appointment of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ended December 31, 1998.

        (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The holders of record of Common Stock and Convertible Preferred Stock, Series A, of the Company at the close of business on June 8, 1998 will be entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/GAYLA M. CUTRER
                                             GAYLA M. CUTRER
                                             Secretary

June 12, 1998

                                          IMPORTANT

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               VAALCO ENERGY, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, JUNE 24, 1998

        This Proxy Statement is furnished to the record holders of common stock, par value $0.10 per share ("Common Stock") and Convertible Preferred Stock, Series A, par value $10.00 per share ("Preferred Stock") of VAALCO Energy, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting ("Meeting") of stockholders to be held on Wednesday, June 24, 1998 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, and any adjournment thereof.

        Proxies in the form enclosed, properly executed by stockholders and received in time for the Meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the nominees for election of directors as listed herein, FOR the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and FOR ratification of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ending December 31, 1998. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the Meeting. The mailing address of the Company's principal executive offices is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 (Tel. No. 713/623-0801). This Proxy Statement is being mailed on or about June 12, 1998 to holders of record of Common Stock and Preferred Stock at the close of business on June 8, 1998 (the "Record Date").

        At the close of business on June 3, 1998 there were outstanding and entitled to vote 20,749,968 shares of Common Stock and 10,000 shares of Preferred Stock. The holder of the Preferred Stock has the right to vote as class with the holders of Common Stock on all matters submitted to a vote of the holders of the Common Stock on an "as converted basis." Accordingly, with respect to all matters to come before the Meeting other than the election of the Preferred Stock Nominees (as defined below), each share of Common Stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to 2,750 votes so that, as of June 3, 1998, the total number of shares of Common Stock outstanding and entitled to vote at the Meeting is 48,249,968. In addition, the holders of the Preferred Stock will be entitled to appoint one director (each, a "Preferred Stock Nominee") to each class of directors by voting separately as a class. All holders of record of Common Stock or Preferred Stock on the Record Date shall be entitled to vote at the Meeting.

        Regarding the election of directors, the enclosed form of proxy provides a means for stockholders to vote FOR the nominees as directed therein, to withhold authority to vote for one or more of the applicable nominees or to withhold authority to vote for all of the applicable nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Unless a holder of Common Stock or Preferred Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a class is required for the approval of the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a class present or represented and entitled to vote at the Meeting is required for the ratification of the appointment of auditors for the current fiscal year. With respect to the proposed amendment to the Company's Restated Certificate of Incorporation, and the ratification of the appointment of auditors, abstentions effectively constitute negative votes because such shares will be considered as present and entitled to vote while broker non-votes will not be counted as shares entitled to vote and will have no effect on the outcome of the vote.

        The holders of a majority of the issued and outstanding Common Stock together with, on an as converted basis, the issued and outstanding Preferred Stock, entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum for purposes of the Common Stock. The presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum of holders of Preferred Stock. At the Meeting or at any adjournment thereof, the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock, and the absence of a quorum of the holders of shares of the Common Stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information with respect to the ownership of shares of Common Stock as of April 30, 1998, by (i) each director of the Company, (ii) all executive officers and directors of the Company as a group and
(iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock. To the Company's knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and beneficial owner of more than 5% of the outstanding shares of Common Stock is 4600 Post Oak Place, Suite 309, Houston, Texas 77027, unless otherwise indicated.

                                          COMMON STOCK                     PREFERRED STOCK
                            ---------------------------------------- ---------------------------
                                                      PERCENT UPON
                                          PERCENT OF CONVERSION OF                  PERCENT OF
 NAME OF BENEFICIAL OWNER       AMOUNT      CLASS    PREFERRED STOCK    AMOUNT        CLASS
 ------------------------       ------      -----    ---------------    ------        -----
DIRECTORS

Robert L. Gerry III.......    1,500,000(1)    7.1          3.1             --           --
Virgil A. Walston, Jr.....    3,300,082(2)   15.9          6.8             --           --
W. Russell Scheirman......      815,000(3)    3.8          1.7             --           --
Arne R. Nielsen...........           --        --           --             --           --
Charles W. Alcorn, Jr.....    2,905,832(4)   14.0          6.0             --           --
Lawrence L. Tucker........   31,263,441(5)   64.8         64.8          10,000  (5)    100%
T. Michael Long...........   31,263,441(5)   64.8         64.8          10,000  (5)    100%
Walter W. Grist...........        --          --           --              --           --

Common Stock owned by
  all directors and
  executive officers
  as a group (8 persons)..   39,784,355      80.3         80.3          10,000         100%

5% STOCKHOLDERS:

The 1818 Fund II, L.P.....   31,263,441(6)   64.8         64.8          10,000         100%
  c/o Brown Brothers Harriman
  & Co.
  59 Wall Street
  New York, New York 10005

Metropolitan Life Insurance
 Company..................    1,500,000(7)    7.2          3.1             --           --
   One Madison Avenue
   New York, New York 10010

- --------------------------

(1) Does not include 2,905,832 shares owned by Mr. Charles W. Alcorn, Jr. for which Mr. Alcorn has appointed Mr. Gerry as proxy. Includes 500,000 shares that may be acquired within sixty days upon the exercise of options, and 1,000,000 shares held in a trust of which Mr. Gerry is a trustee and beneficiary. For a description of the options that have been granted to Mr. Gerry, see "Executive Compensation."

(2) Excludes 148,700 shares of Common Stock owned by Mr. Walston's sons in which Mr. Walston disclaims beneficial ownership. Also includes 177,500 shares of Common Stock owned by V.A. Walston & Associates, Inc.

(3) Includes 815,000 shares that may be acquired within sixty days upon the exercise of options. For a description of the options and stock appreciation rights ("SARs") that have been granted to W. Russell Scheirman, see "Executive Compensation."

(4) Includes 177,500 shares of Common Stock issued to Alcorn Production Company, a company controlled by Mr. Alcorn.

(5) Mr. Tucker and Mr. Long are each deemed to beneficially own the shares of Common Stock and Preferred Stock held by The 1818 Fund II, L.P. (the "Fund") See note (6) below.

(6) Includes 27,500,000 shares issuable upon conversion of the Preferred Stock. The sole general partner of Fund is Brown Brothers Harriman & Co., a New York limited partnership ("BBH&C"). By virtue of BBH&C's relationship with the Fund, BBH&C may be deemed to beneficially own 31,263,441 shares of Common Stock and 10,000 shares of Preferred Stock. Lawrence L. Tucker and T. Michael Long are general partners of BBH&C. By virtue of a resolution adopted by BBH&C designating Messrs. Tucker and Long, or either of them, as the sole and exclusive partners of BBH&C having voting power (including the power to vote or to direct the voting) and investment power (including the power to dispose or to direct the disposition) with respect to the securities of the Company, each of Messrs. Long and Tucker may be deemed to beneficially own 31,263,441 shares of Common Stock and 10,000 shares of Preferred Stock. The address of BBH&C, Mr. Long and Mr. Tucker is 59 Wall Street, New York, New York 10005.

(7) Based on a Schedule 13G dated February 6, 1998, filed by Metropolitan Life Insurance Company ("Metropolitan") which states that all 1,500,000 shares were acquired for the benefit of Metropolitan's affiliate, State Street Research & Management Company, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act.

                                     ITEM 1.

                              ELECTION OF DIRECTORS

NOMINEES

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes that are elected for staggered three-year terms and hold office until their successors are duly elected and qualified. Each of the current directors is presently serving an indefinite term because his successors have not been duly elected and qualified. It is the Board of Directors intention to re-establish the staggered terms at the Meeting. Accordingly, the term of the Class I directors, currently comprised of Messrs. Nielsen, Scheirman and Tucker, will expire at the 1999 Annual Meeting of Stockholders. The term of the Class II directors, currently comprised of Messrs. Walston and Long, will expire at the 2000 Annual Meeting of Stockholders. The term of the Class III directors, currently comprised of Messrs. Alcorn, Gerry and Grist, will expire at the 2001 Annual Meeting of Stockholders. The nominees for election at the Meeting, other than the Preferred Stock Nominees, are Messrs. Nielsen and Scheirman as Class I nominees, Mr. Walston as a Class II nominee and Messrs. Alcorn and Gerry as Class III nominees. Each of these nominees will be elected by both the holders of the Common Stock and, on an as converted basis, the owners of the Preferred Stock, voting together as a class. The Company's Certificate of Designation, pursuant to which the Preferred Stock was issued to the Fund on April 21, 1998, provides that the holders of the Preferred Stock have the right to appoint three directors to the Company's Board of Directors, voting together as a class. Accordingly, on April 21, 1998, Messrs. Tucker, Long and Grist were appointed directors by the Fund and have been nominated as the Preferred Stock Nominees as Class I, Class II and Class III directors, respectively. Each director elected by the holders of shares of Preferred Stock shall, unless his or her term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders at which directors of the class to which he has been elected stand for election or until his successor, if any, is elected and qualified.

        If any director so elected by the holders of Preferred Stock shall cease to serve as a director before his or her term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with the Certificate of Designation), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table provides information with respect to the nominees, all current directors and present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

CLASS I DIRECTOR, AGE AND POSITION WITH THE COMPANY              DIRECTOR SINCE
---------------------------------------------------              --------------
Arne R. Nielson, 71, Director.........................                1989
W. Russell Scheirman, 43, President, Chief Financial
     Officer and Director.............................                1991
Lawrence L. Tucker, 56, Director .....................                1998

CLASS II DIRECTOR, AGE AND POSITION WITH THE COMPANY             DIRECTOR SINCE
----------------------------------------------------             --------------
Virgil A. Walston, Jr., 62, Vice Chairman of the Board
     and Chief Operating Officer......................                1989
T. Michael Long, 54, Director ........................                1998


CLASS III DIRECTOR, AGE AND POSITION WITH THE COMPANY            DIRECTOR SINCE
-----------------------------------------------------            --------------
Robert L. Gerry III, 60, Chairman of the Board
     Chief Executive Officer..........................                1997
Charles W. Alcorn, Jr., 70, Director..................                1989
Walter W. Grist, 57, Director ........................                1998

        The following is a brief description of the background and principal occupation of each director (including each nominee) and executive officer:

        ARNE R. NIELSON - Mr. Nielson has been a Director of the Company since March 1989. He is currently the Chairman and Chief Executive Officer of Shiningbank Energy Income Fund, a position he has held since 1996. He served as the Chairman of the Board of Serenpet, Inc. from April 1995 through July 1996, President, Chief Executive Officer and Chairman of the Board of Poco Petroleums Ltd. from January 1992 through May 1994, and President and Chief Executive Officer of Bowtex Energy (Canada) Corporation from July 1990 through January 1992. Mr. Nielsen also served as the Chairman of the Board and Chief Executive Officer of Mobil Oil Canada from April 1986 to January 1989.

        W. RUSSELL SCHEIRMAN - Mr. Scheirman has served as the President of the Company since 1992, and as Chief Financial Officer and a Director of the Company since 1991. From 1991 to 1992, Mr. Scheirman was Executive Vice President of the Company. He was an Associate at McKinsey & Company, Inc. from 1989 to 1991, an investment banker with Copeland, Wickersham and Wiley from 1984 to 1989, and a Petroleum Reservoir Engineer for Exxon Company, U.S.A. from 1978 to 1984. Mr. Scheirman holds a B.S. (Summa Cum Laude) and M.S. in Mechanical Engineering from Duke University (1977 and 1978, respectively) and an M.B.A. from California Lutheran University (1984).

        LAWRENCE C. TUCKER - Mr. Tucker is a general partner of Brown Brothers Harriman & Co. ("BBH&CO"), a private banking company, and has been with BBH&Co. for 31 years. Mr. Tucker currently serves as a member of the Steering Committee of BBH&Co. With T. Michael Long, Mr. Tucker is responsible for the corporate finance activities of BBH&CO., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Tucker is a director of WorldCom, Inc., Riverwood International Corporation, National Healthcare Corporation and WellCare Management Group, Inc. Mr. Tucker has a B.S. degree from Georgia Institute of Technology and an MBA from the Wharton School of the University of Pennsylvania.

        VIRGIL A. WALSTON, JR. - Mr. Walston, a co-founder of the Company, has been the Chief Operating Officer and Vice-Chairman of the Board of Directors of the Company since 1989. Mr. Walston was a Manager-Middle East/Far East Operations for Occidental Petroleum, Inc. from 1983 to 1985. He was a General Manager for Cities East Asia from 1980 to 1983, a Manager of Exploration Operations for Cities Eastern International in 1979, New Ventures Manager for Cities International from 1976 to 1979, an Exploration Manager for Cities Service Indonesia in 1976, Geological Manager for Cities Service Philippines in 1975, Senior Project Manager for Cities Service East Asia in 1974, and a Petroleum Geologist for ESSO Libya and ESSO Eastern from 1963 to 1974. Mr. Walston holds a B.S. in Geology from the University of Texas (1959) and an M.S. in Geology from Texas Tech University (1963). Mr. Alcorn is Mr. Walston's brother-in-law.

        T. MICHAEL LONG - Mr. Long is a general partner of BBH&Co. and has been with BBH&Co. for 27 years. With Mr. Tucker, Mr. Long is responsible for the corporate finance activities of BBH&Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Long received a B.A. degree from Harvard College in 1965 and he received an MBA from The Harvard University Graduate School of Business in 1971. Mr. Long is a director of Columbia/HCA Healthcare Corporation, Gulf Canada Resources Limited and Gulf Indonesia Resources Limited.

        ROBERT L. GERRY III - Mr. Gerry has been Chairman of the Board and
Chief Executive Officer of the Company since August 1997. Until August 1997, Mr. Gerry was Vice-Chairman of Nuevo Energy Company ("Nuevo") since February 1994, prior to which he was President and Chief Operating Office of Nuevo since its formation in March 1990. He has been Senior Vice President of Energy Assets International Corporation ("EAIC") since January 1989. For ten years prior to joining EAIC, Mr. Gerry was active as an independent investor concentrating on energy investments. He currently serves on the Board of Directors of Nuevo Energy Company, a position he has held since 1990, and Earth Satellite Corporation and as a Trustee of Texas Children's Hospital.

        CHARLES W. ALCORN, JR. - Mr. Alcorn, a co-founder of the Company, has been a Director of the Company since 1989. From 1989 to August 1997, he served as Chief Executive Officer and Chairman of the Board. He was the Chairman of Mid Continent Oil and Gas Association from 1994 to 1995 In 1965, Mr. Alcorn founded Alcorn Production Company, where he currently serves as the Chief Executive Officer. In 1965, he was also the founder of Alcorn Well Service, where he served as the Chief Executive Officer until 1990. He was employed as a Petroleum Geologist and Area Geologist for Warren Petroleum and Gulf Oil Corporation from 1952 to 1965. Mr. Alcorn holds a B.S. in Geology from the University of Texas
(1952). Mr. Walston is Mr. Alcorn's brother-in-law.

        WALTER W. GRIST - Mr. Grist has been with BBH&Co. for over 30 years. Mr. Grist is one of several managers of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Grist received his B.S. degree is Business Administration at New York University in 1965. Mr. Grist is a director of Computerized Medical Systems, Inc., Steri-Oss, Inc., and WellCare Management Group, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed with the Commission.

        To the Company's knowledge and except as otherwise set forth below, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, the Company's officers, directors and greater than ten percent stockholders had complied with all Section 16(a) filing requirements. Mr. Scheirman failed to timely file a Form 4 following a single grant to him of options to purchase 1,000,000 shares of Common Stock in 1996.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

        The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are not compensated for service on the Board of Directors or any committee thereof.

        During 1997, the Board of Directors held five meetings and executed two unanimous consents in lieu of meetings. All directors were present at all of the meetings, except that Mr. Nielson did not attend one of the meetings.

        In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee. Prior to May 5, 1998, the sole member of the audit committee was Arne R. Nielson. On May 5, 1998, the Board re-appointed Mr. Nielson and appointed Walter W. Grist to the Audit Committee. The Audit Committee (i) reviews with the Company's independent auditors the scope of the annual audit, (ii) reviews the independent auditors' management letter and (iii) meets with the Company's internal auditors. Also on May 5, 1998, the Board created a Compensation Committee comprised of T. Michael Long and Lawrence C. Tucker, both of whom are non-employee directors. The Compensation Committee establishes and approves the terms of employment of executive officers and reviews and approves management's recommendations concerning compensation of certain other employees. The functions customarily performed by a nominating committee are performed by the entire Board of Directors.

        It is the intention of the persons named in the proxy to vote the proxies FOR the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company. See "Stockholders' Proposals for Next Annual Meeting."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company was a party to consulting agreements with entities controlled by Messrs. Alcorn and Walston which terminated in August 1997. General and administrative expenses for consulting services to these entities were $50,000 and $360,000 for the years ended December 31, 1997 and 1996, respectively. See "Executive Compensation--Employment and Consulting Agreements."

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

        The following table sets forth all compensation, for each executive officer of the Company, including salaries, fees, bonuses and deferred compensation, paid or accrued for the account of such persons for services rendered in all capacities during the three-year period ended December 31, 1997. The Company does not maintain any pension plans for the persons named below or any other employees of the Company domiciled in the United States.

                                  SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION
                                                                                    --------------------------------
                                                           ANNUAL COMPENSATION             AWARDS          PAYOUTS
                                                  --------------------------------- --------------------- ----------
                                                                       OTHER ANNUAL  RESTRICTED  OPTIONS/
       NAME AND                                                        COMPENSATION    STOCK    WARRANTS/     LTIP       ALL OTHER
PRINCIPAL POSITION (1)                      YEAR    SALARY      BONUS       (2)        AWARDS     SARS(#)    PAYOUTS    COMPENSATION
-----------------------------------------   ----  --------    -------- ------------  ---------- ---------   ---------   ------------
Robert L. Gerry III .....................   1997  $ 97,780         0           0          0    1,000,000       0            0
  Chief Executive Officer
  Chairman of the Board

Charles W. Alcorn, Jr ...................   1997  $ 56,000    $    0   $  50,000          0            0       0            0
  Former Chief Executive Officer and        1996    96,000         0     180,000          0            0       0            0
  Chairman of the Board                     1995    96,000         0     180,000          0            0       0            0
  Current Board Member

Virgil A. Walston, Jr ...................   1997   143,500    $    0           0          0            0       0            0
  Chief Operating Officer                   1996    96,000         0     180,000          0            0       0            0
  and Vice Chairman of  the Board           1995    96,000         0     180,000          0            0       0            0

W. Russell Scheirman ....................   1997   160,000         0           0          0            0       0            0
  President and                             1996   160,000         0           0          0    1,000,000       0            0
  Chief Financial Officer                   1995   160,000         0           0          0            0       0            0

William Pritchard (3) ...................   1997   126,667         0           0          0            0       0            0
                                            1996    53,333         0           0          0    1,000,000       0            0

- ------------
(1) Mr. Alcorn resigned as Chairman of the Board and Chief Executive Officer of the Company, and Mr. Gerry was appointed Chairman of the Board and Chief Executive Officer of the Company effective August 1, 1997.

(2) The Company was a party to Consulting Agreements from February 15, 1988 through July 31, 1997 with Alcorn Production Company which is wholly-owned by Mr. Alcorn, and V.A. Walston & Associates, Inc., which is wholly-owned by Mr. Walston. Under the Consulting Agreements, the Company was required to pay Alcorn Production Company and V.A. Walston & Associates, Inc. $180,000 per year.

(3) Mr. Pritchard was an executive officer of the Company from September 1996 to October 1997. He is no longer employed by the Company.

EMPLOYMENT AND CONSULTING AGREEMENTS

        From August 1, 1997 to August 1, 1998, the Company is a party to an Employment Agreement with Mr. Robert L. Gerry which provides that Mr. Gerry shall serve as Chief Executive Officer of the Company, as a director and as the Chairman of the Board during the term of the Agreement for annual compensation of $225,000 per year. He is entitled to reimbursement for all reasonable and necessary business expenses incurred in the performance of his services under the Agreement. Mr. Gerry is also entitled to a bonus in the discretion of the Board of Directors as to amount and timing, as well as participation in the Company's medical and disability plans on terms no less favorable than those applicable to other executive officers of the Company and life insurance in the amount of $70,000. Pursuant to the Agreement, Mr. Gerry was granted options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $0.625 per share, and 500,000 shares of Common Stock vested on August 1, 1997 and 500,000 shares of Common Stock will vest on August 1, 1998. The options may be exercised for five years from the vesting date. None of the options had been exercised as of April 30, 1998. The Agreement terminates upon death, incapacity for a period of 180 continuous days, cause, the occurrence of circumstances that make it impossible or impractical for the business of the Company to be continued or prior written notice to the Company by Mr. Gerry. In the event that Mr. Gerry's employment is terminated other than for cause or by Mr. Gerry upon prior notice, he is entitled to receive a lump sum payment equal to the remaining compensation due through the date the Agreement would otherwise have terminated as well as the continuation of other benefits granted under the Agreement.

        From March 15, 1993 through August 1, 1998, the Company is a party to an Employment Agreement with Mr. Scheirman which provides that Mr. Scheirman shall serve as President and Chief Financial Officer of the Company and as a director of the Company during the term of the Agreement for annual compensation of $160,000. He is entitled to reimbursement for all reasonable and necessary business expenses incurred in the performance of his services under the Agreement. Mr. Scheirman is also entitled to a bonus in the discretion of the Board of Directors as to amount and timing, as well as participation in the Company's medical and disability plans on terms no less favorable than those applicable to other executive officers of the Company and life insurance in the amount of $70,000. Pursuant to the Agreement, options were granted to Mr. Scheirman for 1,000,000 shares of the Common Stock of the Company at exercise prices of $0.375 per share for 400,000 shares, $0.50 per share for 300,000 shares and $1.00 per share for 300,000 shares. The options vest over a term of three years and may be exercised for five years from the vesting date. As of April 30, 1998, Mr. Scheirman had vested options to purchase 340,000 shares at $0.375 per share, 300,000 shares at $0.50 per share and 100,000 shares at $1.00 per share. None of the options had been exercised as of April 30, 1998. This Agreement terminates upon death, incapacity for a period of 180 continuous days, cause, the occurrence of circumstances that make it impossible or impractical for the business of the Company to be continued or prior written notice to the Company by Mr. Scheirman. In the event that Mr. Scheirman's employment is terminated other than for cause or by Mr. Scheirman upon prior notice, he is entitled to receive a lump sum payment equal to the remaining compensation due through the date the Agreement would otherwise have terminated as well as the continuation of other benefits granted under this Agreement.

        Under both Mr. Gerry's and Mr. Scheirman's employment agreements, "cause" is defined as the entry of a final and non-appealable judgment by a court of competent jurisdiction to the effect that the employee, in connection with his services for the Company, committed any act or omission which was criminal or constituted willful or wanton misconduct.

        From March 1, 1992 through July 31, 1997, the Company was a party to an Employment Agreement with each of Messrs. Alcorn and Walston. Each Employment Agreement provided for an annual salary of $96,000 and the use of a motor vehicle at the Company's expense.

        From September 1, 1996 through September 1, 1997, the Company was a party to an Employment Agreement with Mr. William Pritchard which provided for annual compensation of $160,000. Mr. Pritchard was granted 1,000,000 warrants to purchase shares of the Company's Common Stock. The warrants are for a term of five years and consist of the right to purchase 250,000 shares of Common Stock at an exercise price of $0.50 per share, 250,000 shares of Common Stock at an exercise price of $2.50 per share, 250,000 shares of Common Stock at an exercise price of $5.00 per share, and 250,000 shares of Common Stock at an exercise price of $7.50 per share. The warrants were completely vested at December 31, 1996. None of the warrants had been exercised as of April 30, 1997.

OPTION/SAR GRANTS IN 1997

        The following table sets forth certain information concerning the grant in 1997 of options to purchase Common Stock to the Chief Executive Officer of the Company. No option grants or SAR grants were awarded to any other executive officer during 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                          ------------------------------------------------------
                                             % OF TOTAL
                              NUMBER OF         OPTIONS
                             SECURITIES       GRANTED TO
                             UNDERLYING        EMPLOYEES     EXERCISE
                           OPTIONS/GRANTED     IN FISCAL      PRICE   EXPIRATION
   NAME                          (#)             YEAR         ($/SH)     DATE
   ----                    ---------------     ---------      -----   ----------
   Robert L. Gerry  III      1,000,000          100%         $0.625      (1)
- -----------------
(1) Of the options granted to Mr. Gerry, 500,000 vested on August 1, 1997 and terminate on August 1, 2002 and 500,000 will vest on August 1, 1998 and terminate on August 1, 2003.

AGGREGATED OPTION/SAR EXERCISES IN 1997 AND OPTION/SAR VALUES AT
  DECEMBER 31,1997

        The following table sets forth certain information concerning options to purchase Common Stock and SARs granted to the executive officers named in the Summary Compensation Table. No stock options or SARs were exercised by such persons in 1997.

                                                          NUMBER OF SECURITIES    VALUE OF
                                                              UNDERLYING         UNEXERCISED
                                                             UNEXERCISED        IN-THE-MONEY
                                                             OPTIONS/SARS      OPTIONS/SARS (1)
                                                                              ------------------
                       SHARES ACQUIRED   VALUE REALIZED      EXERCISABLE/        EXERCISABLE/
NAME                   ON EXERCISE (#)         ($)           UNEXERCISABLE      UNEXERCISABLE
- ----                   ---------------   --------------      ------------     ------------------
Robert L. Gerry III(2)       --                --        500,000/500,000        $656,250/$656,250
Charles W. Alcorn, Jr.(2)    --                --             --/--                   --/--

Virgil A. Walston, Jr.       --                --             --/--                   --/--

W. Russell Scheirman         --                --        815,000/260,000 (3)   $1,056,250/$281,250
                                                          75,000/--      (4)
William Pritchard(5)         --                --      1,000,000/--      (6)     $359,375/--

- -----------
(1)     Based on a stock price of $1.9375 per share at December 31, 1997.

(2) Mr. Alcorn resigned as Chairman of the Board and Chief Executive Officer of the Company and Mr. Gerry was appointed Chairman of the Board and Chief Executive Officer of the Company, effective August 1, 1997.

(3)     Represents options to purchase Common Stock

(4)     Represents stock appreciation rights.

(5) Mr. Pritchard was an executive officer of the Company from September 1996 to October 1997. He is no longer employed by the Company.

(6)     Represents warrants to purchase Common Stock.

LONG-TERM INCENTIVE PLANS

        At this time, the Company has no long-term incentive plans.

                                     ITEM 2.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

        The Board of Directors of the Company has unanimously approved and recommends that the stockholders approve a proposal to amend Article Four of the Company's Restated Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 50,000,000 shares to 100,000,000 shares (the "Amendment"). No change is proposed to be made to the number of authorized shares of Preferred Stock.

        The text of the first paragraph of Article Four of the Restated Certificate of Incorporation, as proposed to be amended, reads as follows:

        "The aggregate number of shares which the corporation has authority to issue is 100,500,000, of which 100,000,000 shares shall be a class designated as Common Stock with a par value of $0.10 per share, and 500,000 shares shall be a class designated as Preferred Stock with a par value of $25.00 per share. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of Preferred Stock in series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof."

        At the close of business on June 3, 1998 the Company had 20,749,968 outstanding shares of Common Stock, 27,500,000 shares reserved for issuance upon conversion of the Preferred Stock and approximately 3,075,000 shares reserved for issuance pursuant to stock options and warrants granted to employees. The 1818 Fund II, L.P. and certain directors and executive officers of the Company have agreed not to exercise outstanding Preferred Stock or Options convertible into Common Stock owned by them provided that the Company caused the stockholders to vote to increase the number of authorized shares under the Restated Certificate of Incorporation.

        The Board of Directors of the Company believes the proposed increase in the authorized shares of Common Stock is in the best interests of the Company and its stockholders. The increase would provide the Company with needed flexibility to act with respect to possible future financings, investment opportunities, acquisitions, stock dividends, stock issuances under employee stock option grants and other corporate purposes without the delay and expense involved in obtaining stockholder approval each time an event requiring the issuance of shares may arise.

        Other than fulfilling the Company's obligations to issue stock pursuant to the conversion of the Preferred Stock and the exercise of stock options and warrants, the Company has no specific plans calling for the issuance of any additional shares of Common Stock. The Company's issuance of additional shares of Common Stock, including the shares of Common Stock that will be authorized if the Amendment is approved, may dilute the equity ownership position of current holders of Common Stock. If the Amendment is approved, the Company's Board of Directors generally may issue the additional authorized shares of Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by any exchange on which the Company may be listed. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote for each share held of record on all matters submitted to a vote of stockholders and, subject to the rights of the holders of Preferred Stock, to participate in dividends when and to the extent declared and paid. Holders of Common Stock do not have preemptive rights and are not entitled to cumulate votes for the election of directors.

        The availability of authorized but unissued shares of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to any known effort to acquire control of the Company.

        Adoption of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of at least 66-2/3% of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a single class.

        THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                                     ITEM 3.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Deloitte & Touche has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 1998, and served in such capacity for the Company's fiscal year ended December 31, 1997. The Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche to serve as the Company's principal independent auditors for the fiscal year ending December 31, 1998.

        Representatives of Deloitte & Touche are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of this firm, the Board of Directors will consider the selection of another firm of independent certified public accountants.

                 STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

        Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, no later than February 12, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting.

        In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals by certified mail, return receipt requested.

                                  OTHER MATTERS

        The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

        The cost of solicitation of proxies in accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

        The Company will provide without charge to any stockholder as of the Record Date a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, upon written or oral request to the Investor Relations Department, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027, telephone (713) 628-0801.

                                            By Order of the Board of Directors,

                                            /s/ GAYLA M. CUTRER
                                                Secretary

June 12, 1998

PROXY FOR HOLDERS OF COMMON STOCK

                               VAALCO ENERGY, INC.

              4600 Post Oak Place, Suite 309, Houston, Texas 77027

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VAALCO ENERGY, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 24, 1998.

The undersigned hereby constitutes and appoints Robert L Gerry III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on June 24, 1998, at 10:00 a.m., Houston time, at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027or any adjournments thereof (the "Annual Meeting") and to vote the shares of Common Stock of the Company, $.10 par value per share ("Shares") standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:

1. PROPOSAL TO ELECT AS DIRECTORS of the Company two nominees for the Class I positions for a one-year term, one nominee for the Class II position for a two year term and two nominees for the Class III positions for a three year term. Directors will hold office for the stated term or until their successors are elected and shall qualify. Nominees: Class I: Arne R. Nielson and W. Russell Scheirman; Class II: Virgil A. Walston, Jr.; Class III:
    Robert L. Gerry III and Charles W. Alcorn, Jr.


    [ ] FOR all nominees     [ ] WITHHOLD authority only           [ ] WITHHOLD authority
                                 for those nominee(s) whose            for ALL nominees
                                 names I have written below

                                    --------------------------

                                    --------------------------

                                    --------------------------

                                    --------------------------

In addition to the nominees listed herein, the holder of Preferred Stock, Series A, will be voting as a class for the election of one director to each class of directors. This will result in a total of eight directors being elected to the Board of Directors.

2. PROPOSAL TO APPROVE THE AMENDMENT TO ARTICLE FOUR OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION to increase the authorized shares of the Company's Common Stock from 50,000,000 shares to 100,000,000 shares:

        [ ]  FOR                     [ ]  AGAINST             [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, as the independent auditors of the Company for the fiscal year ending December 31, 1998:

        [ ]  FOR                     [ ]  AGAINST             [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR THE FOREGOING PROPOSALS AND, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS.

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

                                        Dated ___________________________, 1998.


                                        ---------------------------------------
                                        Stockholder's Signature


                                        Signature should agree with name printed herein. If Shares are held in name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

PROXY FOR HOLDERS OF CONVERTIBLE PREFERRED STOCK, SERIES A

                               VAALCO ENERGY, INC.

              4600 Post Oak Place, Suite 309, Houston, Texas 77027

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VAALCO ENERGY, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 24, 1998.

The undersigned hereby constitutes and appoints Robert L Gerry III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on June 24, 1998, at 10:00 a.m., Houston time, at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027or any adjournments thereof (the "Annual Meeting") and to vote the shares of Convertible Preferred Stock, Series A, of the Company, $10.00 par value per share ("Shares") standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:

1. PROPOSAL TO ELECT AS DIRECTORS of the Company three nominees for the Class I positions for a one-year term, two nominees for the Class II positions for a two year term and three nominees for the Class III positions for a three year term. Directors will hold office for the stated term or until their successors are elected and shall qualify.
        Nominees: Class I: Arne R. Nielson, W. Russell Scheirman and Lawrence L. Tucker; Class II: Virgil A. Walston, Jr. and T. Michael Long; Class III:
        Robert L. Gerry III , Charles W. Alcorn, Jr. and Walter W. Grist



    [ ] FOR all nominees     [ ] WITHHOLD authority only           [ ] WITHHOLD authority
                                 for those nominee(s) whose            for ALL nominees
                                 names I have written below

                                    --------------------------

                                    --------------------------

                                    --------------------------

                                    --------------------------

2. PROPOSAL TO APPROVE THE AMENDMENT TO ARTICLE FOUR OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION to increase the authorized shares of the Company's Common Stock from 50,000,000 shares to 100,000,000 shares:

        [ ]  FOR               [ ]  AGAINST           [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, as the independent auditors of the Company for the fiscal year ending December 31, 1998:

        [ ]  FOR               [ ]  AGAINST           [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR THE FOREGOING PROPOSALS AND, IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS.

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

                                        Dated __________________________, 1998.


                                        ---------------------------------------
                                        Stockholder's Signature

                                        Signature should agree with name printed herein. If Shares are held in name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.